Press Release	Source: Terax

Westar Files 14C Formally to Change Name and Symbol
Friday August 24, 7:00 am ET

DALLAS, TX--(MARKET WIRE)—August 23, 2007 -- Terax Energy (OTC BB:TEXG.OB - News) announced today that its has filed its Form 14C to formally change its name from Terax Energy Inc, to Westar Oil and Gas Inc. This filing will result in the name change and will process the symbol change. The actions were approved by the Board of Directors and consented to by the majority shareholder. The name change was decided in order to reflect the company future business direction and acquisitions plans.

About Terax Energy

Terax Energy is an independent oil exploration and production company. The company is focused on gas reserves located in the Barnett Shale Formations.

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Westar Oil believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices and other risk factors.

Contact:

Contact:
Taylor Capitol, Inc.
Investor Relations:
Stephen Taylor
973-351-3868
Email Contact

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Source: Terax Energy